Exhibit 99.1

Media Contacts:

Curtis Coats

972-471-7251

ccoats@mannatech.com

Steven Lemme to Spearhead Mannatech Inc. Marketing Efforts

Company to streamline operations and procedures

Coppell, TX, October 14, 2003 – Mannatech, Incorporated (NASDAQ: MTEX) today announced that Steven Lemme, Senior Vice President of Sales, has assumed responsibility for all marketing and sales efforts of the multinational nutraceutical supplement company. Brad Wayment, formerly Senior Vice President of Marketing resigned to pursue other opportunities.

Mr. Lemme, will assume the newly created position of Senior Vice President of Sales and Marketing effective immediately.

“This move will allow better efficiency and a more congruent approach to our combined sales and marketing efforts,” said Mannatech Chairman and CEO Sam Caster.

About Mannatech

Based in Coppell, Texas, Mannatech, Inc. is a wellness solutions provider that develops innovative, high quality, proprietary nutritional supplements, topical products and weight management products which are sold through a global network marketing system throughout the United States and the international markets of Canada, Australia, the United Kingdom, Japan and New Zealand.

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain events, risks and uncertainties that may be outside of Mannatech’s control. Actual results and developments could materially differ from those expressed in or implied by such statements due to a number of factors. In some cases, forward-looking statements may be identified by terminology such as “may,” “should,” or “believes,” or “designed,” or the negative of such terms and other comparable terminology. Although Mannatech believes that the expectations reflected in these forward-looking statements are reasonable, it cautions its readers to consider the risk factors and any other cautionary statements in this release, as well as those set forth in Mannatech’s filings with the Securities and Exchange Commission. All of the forward-looking statements contained herein speak only as of the date of this press release.